UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

ITT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West Red Oak Lane White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 641-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.  This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. On December 16, 2005 ITT Industries, Inc. issued a press release providing its 2006 financial outlook.  The press release is attached and incorporated by reference herein as Exhibit 99.1.

Item 8.01     Other Events

Also included in the press release incorporated by reference herein as Exhibit 99.1 is the Company’s announcement that its Board of Directors approved a 2-for-1 stock split of the Company’s outstanding common stock. The split will be payable in the form of a stock dividend on February 21, 2006 to shareholders of record on February 7, 2006.  The Company also announced its intention to recommend that the Board of Directors approve a 22 percent increase in the Company’s annual dividend effective April 2006.  Further, the Company announced its intention to sell its Switches business, following a strategic review of the Company’s Electronic Components group.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibits

99.1     Press release dated December 16, 2005

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT INDUSTRIES, INC.

	By:	/s/ Kathleen S. Stolar

Kathleen S. Stolar

	Its:	Vice President, Secretary
and Associate General Counsel

Date: December 16, 2005